LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned(s) hereby makes,

constitutes and appoints Sharon Mehl, Dennis S. Hudson, III and William
R.
Hahl, any one or more of them, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:



(1)	prepare, execute, acknowledge, deliver and file Forms 3, 4 and 5 including any amendments thereto; with respect to the securities of

Seacoast Banking Corporation of Florida, a Florida corporation (the

Company), with the United States Securities and Exchange Commission, any

national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and

the rules and regulations promulgated thereunder, as amended from time to time (the Exchange Act);

(2)	seek or obtain, as the undersigned's

representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and


(3)	perform any and all other acts which in
the discretion of such
attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.


The undersigned
acknowledges that:

(1)	this Power of Attorney
authorizes, but does not
require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents
prepared and/or executed by such
attorney-in-fact on behalf of the
undersigned pursuant to this power of
attorney will be in such form and
will contain such information and
disclosure as such attorney-in-fact, in
his or her discretion, deem
necessary or desirable;

(3)	neither
the Company nor such
attorney-in-fact assumes (1) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and


(4)	This Power of Attorney does
not relieve the undersigned from
responsibility for compliance with the
undersigned's obligations under
the Exchange Act, including without
limitation the reporting requirements
under Section 16 of the Exchange Act.


The undersigned hereby gives
and grants the foregoing attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.


		This authorization shall supersede
all prior authorizations in act for
the undersigned with respect to
securities of the Company in these matters, which prior authorizations are hereby revoked, and shall survive the termination of the undersigned's status as a director and(or) officer of the Company and remain in full force and effect thereafter for so long as the undersigned
(in his or her individual capacity or in a fiduciary or any other capacity) has any obligation under the Exchange Act with respect to securities of the Company, or until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

		IN WITNESS
WHEREOF, the
undersigned has caused this Power of Attorney to be executed as of this 6th day of June, 2005.





/s/ O. Jean
Strickland
Signature





O. Jean Strickland

Print Name